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                                                                  EXHIBIT 10(kk)

                   AMENDED AND RESTATED EXECUTIVE AGREEMENT


This Amended and Restated Executive Agreement is made and entered into as of 23rd day of June, 1993, between Tuboscope Vetco International Inc., a Texas corporation (the "Company"), Tuboscope Vetco International Corporation, a Delaware Corporation ("Tuboscope"), and _______________________ (the "Executive"). The Company and Tuboscope are hereinafter sometimes jointly referred to as "the Companies".

WHEREAS, the Executive is employed as an Executive Officer of Tuboscope and the Company; and

WHEREAS, the Boards of Directors of the Companies have, by and through their respective Executive Committees, authorized certain "Change of Control Severance Protections" in order to retain and motivate management and to ensure continuity of management thereby entering an Executive Agreement dated ______________, ________ (the "Agreement"); and,

WHEREAS, the Boards of Directors of the Companies have, by and through their respective Executive Committees, authorized certain changes in the Agreement in order to retain and further motivate the Executive and to further ensure continuity of management and/or transition of the Companies; and,

WHEREAS, the parties wish to amend and restate the Agreement to reflect these additional changes and thereby enter this Amended and Restated Executive Agreement ("this Agreement");

NOW THEREFORE, in consideration of the premises and mutual promises contained herein the sufficiency and receipt of which are hereby acknowledged the parties agree as set forth below:

1.   Definitions
     -----------

     For the purposes of this Agreement, the following terms shall have the following respective meanings:

     (a)  "Annual Base Salary" shall mean the Annual Base Salary being earned by
           ------------------
          the Executive on the date that the relevant Change of Control occurs.

     (b)  "Annual Incentive Compensation Opportunity" shall mean the maximum
           -----------------------------------------
          amount of cash bonus for which Executive could be eligible during the fiscal year in which the relevant Change of Control occurs.

     (c)  "Cause" shall mean a willful and continued failure to substantially
           -----
          perform the duties of Executive's office or the willful engagement in conduct which is materially injurious to either of the Companies.

     (d)  A "Change in Control" shall be deemed to have occurred if:
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                                                                  EXHIBIT 10(kk)


          (i) any "person", as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "1934 Act") (other than Tuboscope with respect to the Company) is, becomes or enters a contract to become, the "beneficial owner", as such term is used in Rule 13d-3 promulgated under the 1934 Act, directly or indirectly, of securities representing fifty percent (50 %) or more of the common stock of Tuboscope or the Company; or

          (ii) all or substantially all of the business of either of the Companies is disposed of, or a contract is entered to dispose of all of the business of either of the Companies pursuant to a merger, consolidation or other transaction in which (x) the respective Company is not the surviving company, or (y) the stockholders of the respective Company prior to the transaction do not continue to own at least sixty percent (60%) of the surviving corporation; or ,

         (iii) either of the Companies is materially or completely liquidated;
               or

          (iv) any person (other than either of the Companies) purchases any common stock of either of the Companies in a tender or exchange offer with the intent, expressed or implied, of purchasing or otherwise acquiring control of either of the Companies; or

          (v) a majority of the board of directors of either of the Companies is replaced over a two (2) year period unless such replacements have been approved by at least two-thirds (2/3) of those remaining directors who were directors at the beginning of such two (2) year period.

     (e)  "Good Reason" shall mean:
           -----------

          (i) a material reduction in Executive's authority, duties or responsibilities (including status, offices, titles and reporting requirements) from those of Executive at the time of the relevant Change in Control on the basis of which Executive reasonably determines that he can no longer carry out his job in the manner contemplated prior to the Change in Control;

          (ii) Executive is assigned any duties or responsibilities that are inconsistent, in any material respect, with the scope of duties and responsibilities associated with the Executive's position immediately prior to the Change in Control;

         (iii) any reduction in Executive's Annual Base Salary or Annual Incentive Compensation Opportunity;
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                                                                  EXHIBIT 10(kk)


          (iv) any material reduction (in the aggregate) in Executive's employee benefits;

          (v) the Companies fail to obtain a written agreement satisfactory to Executive from any successor or assigns of either of the Companies to assume and perform this Agreement as provided in paragraph 5;

          (vi) either of Companies requires Executive to be based at any office located more than thirty (30) miles from the Companies current offices without Executive's consent;

     (f)  "Fair Value" shall mean the closing sales price (on a national
           ----------
          securities exchange or automated quotation system) of the common stock into which Executive's options can be exercised on the date of Change in Control.

2.   Acceleration of Options And Cash Out

     In the event of a Change of Control, all of Executive's unvested stock options and other grants of long term incentives shall vest without further action by either of the Companies or Executive and the Companies shall pay to Executive, in cancellation of all of the options granted to Executive by Tuboscope prior to the Change in Control and not previously exercised, cash in an amount equal to the difference between (i) the Fair Value of the common stock into which such options are exercisable and (ii) the exercise price of such options.

3.   Termination Payments After a Change in Control

     If within twenty-four (24) months after a Change in Control, (a) Executive's employment with the Companies is terminated for any reason other than for Cause, death or disability or (b) Executive voluntarily terminates his employment with the Companies for Good Reason, the Companies shall, in lieu of any other severance obligation:

     (a) pay to Executive two and one-half (2-1/2) times the sum of his (i) Annual Base Salary and (ii) Annual Incentive Compensation Opportunity then in effect; provided if the sum of Executive's (i) Annual Base Salary and (ii) Annual Incentive Compensation Opportunity for either of the two (2) years previous to the Change of Control is greater than the Executive will be paid two and one-half (2-1/2) times the greater amount;

     (b) continue to provide to Executive basic health and life insurance coverage substantially comparable to the coverage in effect upon the date of Executive's termination (including coverage of Executive's family) for thirty (30) months after such termination or until Executive is re-employed and eligible for basic
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                                                                  EXHIBIT 10(kk)


          health and life insurance benefits from his employer which are equal to or better than those provided by the Companies on the date of termination, provided, however, that if Executive is not eligible for coverage with any new employer for "preexisting conditions" and the like, the Companies shall continue to provide coverage for such conditions through the end of the thirty (30) month period; in consideration for such coverage, Executive shall continue to pay an amount equal to the amount paid by him for such coverage by the Companies prior to his termination or such amount as other then current executive employees of the Companies pay for such coverage;

     (c) (i) permit Executive to participate in the Companies' 401(k) Plan for thirty (30) months after the date of termination and continue to contribute to his account an amount equal to three percent (3%) of Executive's Annual Base Salary for each year or partial year of such continuance or, (ii) pay to Executive an amount equal to two and one-half (2-1/2) times three percent (3%) of Executive's Annual Base Salary at the date of termination (2-1/2 x [Annual Base Salary x .03]); in addition, if Executive is not fully vested in his 401 (k) account on the date of termination, the Companies shall either fully vest Executive in such account or pay Executive an amount equal to the unvested portion of such account; any amounts payable pursuant to this subparagraph 3(c) shall be grossed up so that the amount Executive actually receives after payment of any federal and state taxes payable on such amount, equals the amounts described above;

     (d) either transfer to Executive ownership and title to the Executive's company car or, if Executive receives a monthly car allowance in lieu of a company car, pay Executive an amount equal to two and one-half (2-1/2) times Executive's annual car allowance;

     (e) pay Executive an amount such that after paying any federal or state taxes on any payments to be received pursuant to subparagraph 3(c). and 3(d) above and the amount payable pursuant to this subparagraph 3(e), the Executive shall retain an amount equal to the amounts payable under subparagraphs 3(c) and 3(d);

     (f) provide Executive with the full "Executive Plan" outplacement services of Drake, Beam & Morin, or such other outplacement services as reasonably acceptable to Executive;

     (g) if it shall be determined that any payment to or for the benefit of Executive pursuant to subparagraphs 3(a)-(g), (collectively, the "payments") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (or any successor provision) or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax together with any
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                                                                  EXHIBIT 10(kk)


          such interest and penalties, the "Excise Tax"), pay Executive an additional amount (a "Gross-Up Payment") such that after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, Executive will retain an amount of the Gross-Up Payment equal to the Excise Tax on the payments;

     (h) all payments due pursuant to this paragraph 3. shall be made within five (5) business days of the date of termination.

4.   Term

     This Agreement shall remain in full force and effect until such time as

     (a) if prior to a Change of Control, Executive is no longer employed by either of the Companies as an executive officer; or

     (b) if subsequent to a Change of Control, all rights, benefits or payments owing to Executive hereunder have been satisfied.

5.   Assumption By Successor

     The Companies will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of either of the Companies to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Companies would be required to perform if no succession had taken place.

6.   No Mitigation - No Offset

     If Executive is terminated not for Cause or voluntarily terminates for Good Reason, Executive shall be under no obligation to seek other employment and there shall be no offset against amounts due Executive under this Agreement on account of any remuneration attributable to any subsequent employment Executive may obtain.

7.   Attorney's Fees

     If Executive reasonably determines that it is necessary to initiate any legal action (including any arbitration proceeding as described in paragraph 8) to obtain any payments, benefits or rights provided by this Agreement to him, the Companies shall reimburse Executive for all attorneys' fees, arbitrator's fees, costs and other related expenses incurred by him to the extent Executive is awarded any relief in said action.
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                                                                  EXHIBIT 10(kk)


8.   Dispute Resolution

     If any dispute arises out of this Agreement, the "complaining party" shall give the "other party" written notice of such dispute. The other party shall have ten (10) business days to resolve the dispute to the complaining party's satisfaction. If the dispute is not resolved by the end of such period, the complaining party may by written notice (the "Notice") demand arbitration of the dispute as set out below, and each party hereto expressly agrees to submit to, and be bound by, such arbitration.

     (a) Each party, will, within ten (10) business days of the Notice, nominate an arbitrator. Each nominated arbitrator must be someone experienced in dispute resolution and of good character without moral turpitude and not within the employ or direct or indirect influence of the nominating party. The two nominated arbitrators will, within ten
          (10) business days of nomination, agree upon a third arbitrator. If two (2) appointed arbitrators can not agree on a third arbitrator within such period, the parties may seek such an appointment through any permitted court proceeding or by the American Arbitration Association ("AAA"). The three arbitrators will set the Rules and timing of the arbitration, but will generally follow the Rules of the AAA and this Agreement where same are applicable and shall provide for written fact findings.

     (b)  The arbitration hearing will in no event take place more than ninety
          (90) days after the appointment of the third arbitrator.

     (c) The arbitration will take place in Houston, Texas unless otherwise unanimously agreed to by the parties.

     (d) The results of the arbitration and the decision of the arbitrators will be final and binding on the parties and each party agrees and acknowledges that these results shall be enforceable in a court of law.

9. This Agreement will be governed by and construed in accordance with the internal substantive laws, and not the choice of law rules, of the State of Texas.
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                                                                  EXHIBIT 10(kk)


IN WITNESS WHEREOF, the Company, Tuboscope and the Executive have executed this Agreement on the 23rd day of June, 1993.

EXECUTIVE                                    TUBOSCOPE VETCO INTERNATIONAL INC.,
                                             a Texas Corporation


______________________________               By: ______________________________









                                             TUBOSCOPE VETCO INTERNATIONAL
                                             CORPORATION, a Delaware Corporation



                                             By: _______________________________
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                                                                  EXHIBIT 10(kk)

          FIRST AMENDMENT TO AMENDED AND RESTATED EXECUTIVE AGREEMENT

Tuboscope Vetco International Inc., a Texas corporation (the "Company"), Tuboscope Vetco International Corporation, a Delaware corporation (the "Corporation"), and ______________________ (the "Executive") have previously entered into an Executive Agreement dated as of ________, ______ as amended June 23, 1993 (the "Amended Agreement"). The Company and the Corporation are hereinafter sometimes jointly referred to as "the Companies".

WHEREAS, the Companies are contemplating a transaction pursuant to which the Companies would combine their business enterprises with those of another company; (the contemplated transaction hereinafter referred to as the "Transaction"); and

WHEREAS, the Companies and Executive wish to modify the Amended Agreement in certain respects generally and in particular respects in contemplation of the Transaction;

NOW, THEREFORE, in consideration of the premises and mutual promises contained herein the sufficiency and receipt of which are hereby acknowledged the parties agree as set forth below:

1.1 Paragraph 2 of the Amended Agreement is amended to read hereafter as follows:

     "In the event of Change of Control, all of Executive's unvested stock options shall vest without further action by either of the Companies or Executive. Notwithstanding anything to the contrary contained in the agreements covering such stock options, such stock options shall be exercisable for the two (2) full calendar years following the Executive's termination of employment with the Companies pursuant to the other terms of the Amended and Restated Stock Option Plan for Key Employees and Directors of Tuboscope Vetco International Corporation."

2. Subparagraph 3(g) of the Amended Agreement is amended by inserting "paragraph 2 and" immediately prior to "subparagraphs 3(a)-(g)" in the second line.
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                                                                  EXHIBIT 10(kk)

IN WITNESS WHEREOF, the Company, the Corporation, and the Executive have executed this Agreement on this 3rd day of January, 1996.

EXECUTIVE                                    TUBOSCOPE VETCO INTERNATIONAL, INC.




________________________________             By: _______________________________



                                             TUBOSCOPE VETCO INTERNATIONAL
                                             CORPORATION


                                             By: _______________________________